UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 19, 2007

                                Youbet.com, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                     0-26015                 95-4627253
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(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
     of incorporation)                                      Identification No.)

                               5901 De Soto Avenue
                        Woodland Hills, California 91367
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          (Address of principal executive offices, including zip code)


                                 (818) 668-2100
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              (Registrant's telephone number, including area code)


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             (Former name or address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events

Regulatory Developments

On September 19, 2007, a law passed by the Arizona legislature took effect that makes it a felony to accept or place a wager on a horse race anywhere in Arizona except at a licensed track or off-track betting parlor. In light of this new law, we have ceased to accept wagers from Arizona residents. We are examining our alternatives, including a challenge to the constitutionality of this new law.

On September 26, 2007, we also ceased to accept all wagers from customers in the District of Columbia. The Oregon Racing Commission (ORC), the entity that licenses our advanced deposit wagering (ADW) operations, has informed us that it had concluded that ADW companies should no longer accept wagers from the District of Columbia. Accordingly, we promptly ceased to accept wagers from District of Columbia customers. Our previously approved ORC operating plans had included the District of Columbia as an "allowed" wagering jurisdiction.

Customers from Arizona and the District of Columbia, in the aggregate, represented 2.7% of handle for the year ended December 31, 2006 and 2.5% of handle for the six months ended June 30, 2007. We do not expect the inability to accept wagers in Arizona and the District of Columbia, either individually or in the aggregate, will have a material adverse impact on our financial position, results of operations or cash flow.


Legal Proceedings

On September 19, 2007, Colonial Downs, L.P. and the Virginia Horsemen's Benevolent and Protective Association filed a lawsuit against our company in the U.S. District Court for the Eastern District of Virginia. The complaint alleges that we are operating as an ADW provider in the Commonwealth of Virginia and seeks a declaration of the rights and obligations of the parties under the Virginia Horse Racing and Pari-Mutuel Wagering Act. The complaint also seeks injunctive relief enjoining us from conducting ADW operations in Virginia until we contract with the plaintiffs and obtain a license under the Virginia statute and regulations. We disagree with the complaint allegations and intend to fully and vigorously defend the lawsuit. We continue to accept wagers from Virginia residents.

Other Developments

On October 4, 2007, a search warrant issued by the U.S. District Court for the Central District of California was served on our company headquarters in Woodland Hills, California, by special agents for U.S. Immigration and Customs Enforcement, an agency under the U.S. Department of Homeland Security, for various records including, among other things, business records of our IRG business related to the wagering activities of certain customers. The investigation is being run by the U.S. Attorney's Office in Las Vegas, Nevada. At this point, we understand that the company is not a target of the investigation. We are cooperating with the U.S. government in their investigation.

Contacts

For inquiries, please contact:
Dave Bayless at (312) 755-3520 or (312) 533-0059
Lonny Powell, Vice President, Public Affairs at (859) 321-2168

Forward-Looking Statements

This current report on Form 8-K contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the
Section 21E of the Securities Exchange Act of 1934, as amended, may involve known and unknown risks, uncertainties and other factors that may cause actual outcomes or results to be materially different from any outcomes or results suggested by the forward-looking statements in this report. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual outcomes or results will not differ materially from these expectations. These risks, uncertainties and other factors include our ability to successfully manage expenses and execute on revenue enhancements discussed in our annual report on Form 10-K for the year ended December 31, 2006, and in our other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the filing date of this current report. We do not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      YOUBET.COM, INC.

Dated: October 9, 2007                By:  /s/ James A. Burk
                                           -----------------------------------
                                           James A. Burk
                                           Chief Financial Officer